Exhibit 10.46

AMENDMENT NUMBER TWO

TO THE

WEST CORPORATION NONQUALIFIED DEFERRED COMPENSATION PLAN

WHEREAS, West Corporation, a Delaware corporation (the “Company”), maintains the West Corporation Nonqualified Deferred Compensation Plan, as amended and restated effective as of March 27, 2013 and amended by Amendment Number One dated as of April 24, 2013 (the “Plan”);

WHEREAS, pursuant to Article VIII of the Plan, the Company has the authority to amend the Plan; and

WHEREAS, the Board has authorized an amendment of the Plan to provide participants in the Plan with the right to make more than one redeferral election with respect to a participant’s deferral account for each plan year, in accordance with the terms of the Plan and the Internal Revenue Code.

NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of January 29, 2014, as follows:

1. The final sentence of Section 3.1(f) is hereby amended to delete the words “one-time” prior to the word “redeferral”.

2. The first sentence of Section 6.2 is hereby amended to add the following parenthetical after the reference to “subsection 6.1(a)”.

“(without limitation as to the number of such modifications which may be made by a Participant with respect to the deferrals for any Plan Year)”

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized agent as of January 29, 2014.

WEST CORPORATION

By:	/s/ Paul M. Mendlik
Name: Paul M. Mendlik
Title: Chief Financial Officer